Exhibit 4.02

CUSIP NO. 52517PP39
ISIN NO. US52517PP394

REGISTERED	PRINCIPAL AMOUNT: $15,000,000

No. R-1

LEHMAN BROTHERS HOLDINGS INC.

MEDIUM-TERM NOTE, SERIES I

DOUBLE CONDITIONAL GOLD AND SILVER RANGE NOTE
DUE MARCH 1, 2007

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE COMPANY (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM (A “CERTIFICATED NOTE”), THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

LEHMAN BROTHERS HOLDINGS INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & Co., or registered assigns, on the Maturity Date, an amount equal to the Redemption Amount.

The “Maturity Date” is March 1, 2007, or if such day is not a Business Day, on the next following Business Day.

The “Redemption Amount” is the amount equal to the sum of the principal amount of the Notes plus the Additional Amount, if any.

The “Additional Amount” is a single U.S. Dollar payment calculated by the Calculation Agent equal to the principal amount of the Notes multiplied by:

(A) 3.15%, if, during the Observation Period, (a) the Continuously Observed Gold Price has traded strictly within the Gold Reference Range and (b) the Continuously Observed Silver Price has traded strictly within the Silver Reference Range; or

(B) 0%, if, during the Observation Period, either (a) the Continuously Observed Gold Price trades outside the Gold Reference Range (or on either the Gold Range Lower Boundary or the Gold Range Upper Boundary) or (b) the Continuously Observed Silver Price trades outside the Silver Reference Range (or on either the Silver Range Lower Boundary or the Silver Range Upper Boundary).

The “Start Date” is November 13, 2006.

The “End Date” is February 23, 2007; or if such day is not a Valuation Business Day, the immediately preceding Valuation Business Day.

The “Observation Period” is the period from and including 10:00 a.m. EST on the Start Date to but excluding 9:30 a.m. EST on the End Date.

The “Reference Assets” are gold and silver.

The “Continuously Observed Gold Price” is, at any time on any day during the Observation Period, the most recent traded price per troy ounce of gold, stated in U.S. dollars, on the continuous trading EBS (Electronic Broking Service) Spot Dealing System as observed on Reuters Page “XAU=EBS” under the heading “Latest” (subject to the occurrence of a Disruption Event or a Continuous Observation Unavailability Event).

The “Continuously Observed Silver Price” is, at any time on any day during the Observation Period, the most recent traded price per troy ounce of silver, stated in U.S. dollars, on the continuous trading EBS (Electronic Broking Service) Spot Dealing System as observed on Reuters Page “XAG=EBS” under the heading “Latest” (subject to the occurrence of a Disruption Event or a Continuous Observation Unavailability Event).

The “Gold Reference Range” is the range from (but excluding) the Gold Range Lower Boundary to (but excluding) the Gold Range Upper Boundary.

The “Gold Lower Boundary” is $530.00, equal to the Gold Initial Fixing minus $93.50.

The “Gold Upper Boundary” is $740.00, equal to the Gold Initial Fixing plus $116.50.

The “Gold Initial Fixing” is $623.50, which is the Reference Gold Price on the Start Date.

The “Reference Gold Price” is the fixing price per troy ounce of gold, stated in U.S. dollars, as calculated by the London Bullion Market Association and displayed on the Reuters Page “Gold Forward Offered Rate” (GOFO) under the “Lon (GMT) Fixings” heading and to the right of the caption “PM” at approximately 3:00 p.m., London time.  GOFO or the time of observation indicated above shall be deemed to refer to GOFO or such time of observation as modified or amended from time to time, or to any substitute Reuters Page that may replace GOFO.

The “Silver Reference Range” is the range from (but excluding) the Silver Range Lower Boundary to (but excluding) the Silver Range Upper Boundary.

The “Silver Lower Boundary” is $10.40, equal to the Silver Initial Fixing minus $2.46.

The “Silver Upper Boundary” is $15.75, equal to the Gold Initial Fixing plus $2.89.

The “Silver Initial Fixing” is $12.86, which is the Reference Silver Price, stated in U.S. dollars, on the Start Date.

The “Reference Silver Price” is the fixing price per troy ounce of silver, stated in U.S. cents, as calculated by the London Bullion Market Association and displayed on the Reuters Page “Silver Forward Offered Rate” (SIFO) under the “Lon (GMT) Fixg, USc/oz” heading at approximately 12:00 p.m.., London time.  SIFO or the time of observation indicated above shall be deemed to refer to SIFO or such time of observation as modified or amended from time to time, or to any substitute Reuters Page that may replace SIFO.

If the Calculation Agent determines that a Disruption Event is in effect with respect to a Reference Asset on any day during the Observation Period to but excluding the earlier of (a) 9:30 a.m. EST on the End Date or (b) the time on any day at which either  the Continuously Observed Gold Price first trades outside the Gold Reference Range (or on either the Gold Lower Boundary or Gold Upper Boundary) or the Continuously Observed Silver Price first trades outside the Silver Reference Range (or on either the Silver Lower Boundary or Silver Upper Boundary), and for so long as such Disruption Event is continuing, the Continuously Observed Gold Price or Continuously Observed Silver Price, as applicable, for the affected Reference Asset for each such day will be the single daily Reference Gold Price or Reference Silver Price, as applicable, determined by the Calculation Agent in accordance with the Fallback Price Observation Methodology.

A “Disruption Event” means any of the following events with respect to the Reference Assets as determined in good faith by the Calculation Agent:

(A)          the material suspension of trading in the Reference Asset or futures contracts related to the Reference Asset on the Relevant Market; or

(B)           failure of trading to commence, or permanent discontinuance of trading, in the Reference Asset or futures contracts related to the Reference Asset in the Relevant Market.

The “Relevant Market” is the market in London on which members of the London Bullion Market Association quote prices for the buying and selling of the Reference Assets.

If the Calculation Agent determines that a Continuous Observation Unavailability Event is in effect with respect to a Reference Asset on any day during the Observation Period to but excluding the earlier of (a) 9:30 a.m. EST on the End Date or (b) the time on any day at which either  the Continuously Observed Gold Price first trades outside the Gold Reference Range (or on either the Gold Range Lower Boundary or Gold Range Upper Boundary) or the Continuously Observed Silver Price first trades outside the Silver Reference Range (or on either the Silver Range Lower Boundary or Silver Range Upper Boundary), and for so long as such Continuous Observation Unavailability Event is continuing, the Continuously Observed Gold Price or Continuously Observed Silver Price, as applicable, for the affected Reference Asset for each such day will be the single daily Reference Gold Price or Reference Silver Price, as applicable, published on such day on GOFO, in the case of the Reference Gold Price, or on SIFO, in the case of the Reference Silver Price, as determined by the Calculation Agent (subject to the occurrence of a Reference Price Unavailability Event).

A “Continuous Observation Unavailability Event” means, as determined in good faith by the Calculation Agent, the Continuously Observed Gold Price (with respect to gold) or the Continuously Observed Silver Price (with respect to silver) being unavailable, or the occurrence of an event (other than an event constituting a Disruption Event) that generally makes it impossible to obtain the Continuously Observed Gold Price or the Continuously Observed Silver Price, on the EBS Spot Dealing System.

If the Calculation Agent determines that a Reference Price Unavailability Event is in effect with respect to a Reference Asset on any day on which the Reference Gold Price or Reference Silver Price is to be observed in accordance with Continuous Observation Unavailability Event above, the Calculation Agent will determine the Reference Gold Price or Reference Silver Price, as applicable, in accordance with the Fallback Price Observation Methodology.

A “Reference Price Unavailability Event” means the failure of GOFO (with respect to gold) or SIFO (with respect to silver), or any substitute Reuters Page to GOFO or SIFO, to announce or publish the Reference Gold Price or Reference Silver Price, as applicable, or the temporary or permanent discontinuance or unavailability of GOFO or SIFO (and for which no substitute Reuters Page has been established), as applicable.

A “Valuation Business Day” is a day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York and London.

The “Fallback Price Observation Methodology” means that the Calculation Agent will determine the Reference Gold Price or the Reference Silver Price, as the case may be,

applicable to the relevant day by requesting four leading dealers in the Relevant Market, selected in the sole discretion of the Calculation Agent (the “Reference Dealers”), to provide price quotations for the Reference Gold Price or the Reference Silver Price, as applicable.  If at least two quotations are provided, the Reference Gold Price or the Reference Silver Price, as applicable, will be the arithmetic mean of such quotations.  If only one Reference Dealer provides a price quotation, then the Calculation Agent, in its sole discretion, will determine whether that quotation is reasonable to be used.  If the Calculation Agent determines that such single price quotation is not reasonable to be used, or if no price quotation is provided, the Calculation Agent will determine the Reference Gold Price or the Reference Silver Price, as the case may be, in its sole and absolute discretion taking into account the latest available quotation for the Reference Gold Price or the Reference Silver Price, as applicable, and any other information that in good faith it deems relevant.

A “Business Day”, notwithstanding any provision in the Indenture, is any day that is not is not a Saturday or Sunday and that is not a day on which banking institutions in New York City generally are authorized or obligated by law or executive order to be closed.

The “Calculation Agent” means Lehman Brothers Inc.

Except as provided below, the Additional Amount, if any, may, at the option of the Company, be made by check mailed to the person entitled thereto at such person’s address as it appears on the registry books of the Company.

Payment of any Additional Amount will be made in immediately available funds in accordance with the normal procedures of the Trustee (or any duly appointed Paying Agent).

The Company will pay any administrative costs imposed by banks in making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments hereunder, including, without limitation, any withholding tax, will be borne by the Holder hereof.

References herein to “U.S. dollars” or “U.S.$” or “$” or “USD” are to the coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF.  SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by the Trustee under the Indenture.

IN WITNESS WHEREOF, Lehman Brothers Holdings Inc. has caused this instrument to be signed by its Chairman of the Board, its President, its Vice Chairman, its Chief Financial Officer, one of its Vice Presidents or its Treasurer, by manual or facsimile signature under its corporate seal, attested by its Secretary or one of its Assistant Secretaries by manual or facsimile signature.

Dated:  November 17, 2006

[SEAL]	LEHMAN BROTHERS HOLDINGS INC.

By:
Name:
Title:

Attest:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

CITIBANK, N.A.
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

LEHMAN BROTHERS HOLDINGS INC.
MEDIUM-TERM NOTES, SERIES I
DOUBLE CONDITIONAL GOLD AND SILVER RANGE NOTE
DUE MARCH 1, 2007

Section 1.  General.  This Note is one of a duly authorized series of Notes of the Company designated as the Medium-Term Notes, Series I, Double Conditional Gold and Silver Range Note (herein called the “Notes”).  The Notes are one of an indefinite number of series of debt securities of the Company (collectively, the “Securities”) issued or issuable under and pursuant to an indenture dated as of September 1, 1987, as amended and supplemented (the “Indenture”), duly executed and delivered by the Company and Citibank, N.A., as Trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Securities.  The separate series of Securities may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions or repurchase rights (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided.

Section 2.  Principal Amount for Indenture Purposes.  For the purpose of determining whether Holders of the requisite amount of Notes of this series outstanding under the Indenture have made a demand, given a notice or waiver or taken any other action, the principal amount of this Note will be deemed to be the principal amount of this Note then outstanding.

Section 3.  Modification and Waivers.  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 66-2/3% in aggregate principal amount of each series of the Securities at the time Outstanding to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Securities of all such series; provided, however, that no such supplemental indenture shall, among other things, (i) change the fixed maturity of any Security, or reduce the Additional Amount or the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or reduce any premium or other amount payable on redemption, or make the Additional Amount or the principal amount thereof, premium or other amount payable, if any, or interest thereon payable in any coin or currency other than that herein above provided, without the consent of the Holder of each Security so affected, or (ii) change the place of payment on any Security, or impair the right to institute suit for payment on any Security, or reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security so affected.  It is also provided in the Indenture that, prior to any declaration accelerating the maturity of any series of Securities, the holders of a majority in aggregate principal amount of the Securities of such series

Outstanding may on behalf of the holders of all the Securities of such series waive any past default or Event of Default under the Indenture with respect to such series and its consequences, except a default in the payment of interest, if any, on the Additional Amount or the principal amount, or premium, if any, on any of the Securities of such series, or in the payment of any sinking fund installment or analogous obligation with respect to Securities of such series.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future holders and owners of this Note and any Notes of this series which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other Notes of this series.

Section 4.  Obligations Unconditional.  No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Additional Amount or the principal amount on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

Section 5.  Defeasance.  The Indenture contains provisions for the discharge of the Indenture and defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

Section 6.  Authorized Form and Denominations.  The Notes of this series are issuable in registered form, without coupons.  Each Note will be issued initially as either a Global Security or a Certificated Note, at the option of the Company, in denominations of $1,000 or whole multiples of $1,000, either at the office or agency to be designated and maintained by the Company for such purpose in the Borough of Manhattan, New York City, pursuant to the provisions of the Indenture or at any of such other offices or agencies as may be designated and maintained by the Company for such purpose pursuant to the provisions of the Indenture, and in the manner and subject to the limitations provided in the Indenture, but without the payment of any service charge, except for any tax or other governmental charges imposed in connection therewith.  Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, except that Global Securities will not be exchangeable for Certificated Notes of this series.

Section 7.  Registration of Transfer.  As provided in the Indenture and subject to certain limitations as therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer, at the Corporate Trust Office or agency in a Place of Payment for this Note, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar requiring such written instrument of transfer duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

If at any time the Depository notifies the Company that it is unwilling or unable to continue as Depository or if at any time the Depository shall no longer be eligible under the Indenture, the Company shall appoint a successor Depository.  If a successor Depository for the Notes of this series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will issue, and the Trustee will authenticate and deliver, Notes of this series in definitive form in an aggregate principal amount equal to the principal amount of this Note.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Note is registered as the owner hereof for all purposes, and neither the Company nor the Trustee nor any agent of the Company or of the Trustee shall be affected by any notice to the contrary.

Section 8.  Events of Default.  If an Event of Default with respect to Notes of this series shall occur and be continuing, the amount that may be declared due and payable upon any acceleration of the notes will be determined by the calculation agent and will equal, for each note, the principal amount plus the Additional Amount (if any) deemed to have accrued for the period from and including the Start Date to but excluding the date of early repayment calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and, in the case of an incomplete month, the number of days elapsed.  If a bankruptcy proceeding is commenced in respect of the Company, the claim of the beneficial owner of a note will be capped at the principal amount plus the Additional Amount (if any) deemed to have accrued for the period from and including the Start Date to but excluding the date of early repayment calculated on the basis of a 360-day year consisting of 12 months of 30 days each, and, in the case of an incomplete month, the number of days elapsed.

Section 9.  No Recourse Against Certain Persons.  No recourse for the payment of the Additional Amount or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any Indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Section 10.  Defined Terms.  All terms used but not defined in this Note are used herein as defined in the Indenture.

Section 11.  GOVERNING LAW.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.